UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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iCAD, Inc.

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iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

November 20, 2018

Dear Stockholders:

You are cordially invited to attend iCAD, Inc.’s 2018 Annual Meeting of Stockholders which will be held on Wednesday, December 19, 2018, at 10:00 A.M. (local time), at the offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174.

The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote.

Cordially,

Michael Klein

Executive Chairman and Interim CEO

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19

To the Stockholders of iCAD, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of iCAD, Inc. (the “Company”) will be held on Wednesday, December 19, 2018, at 10:00 A.M. (local time), at the offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174, for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.

To consider and vote upon the proposal to amend the iCAD, Inc. 2016 Stock Incentive Plan (the “Plan”) to increase the number of shares of Common Stock available thereunder from 1,700,000 shares to 2,600,000 shares and to increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares;

3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Proposal”);

4.	To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”);

5.	To ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

6.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on November 9, 2018 are entitled to receive the notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

The iCAD Board of Directors believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interest of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. The Board of Directors recommends that you vote “FOR” approving the proposal to increase the number of shares authorized for issuance in the 2016 Stock Incentive Plan and to increase the annual limits of grants to a director pursuant to non-employee director awards. Furthermore, the Board of Directors unanimously recommends that vote “FOR” the Say on Pay Proposal, vote “FOR” the Say When on Pay Proposal and vote “FOR” ratifying the appointment of BDO as the Company’s independent registered public accounting firm.

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE ANNUAL MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK TO GAIN ADMISSION TO THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Richard Christopher
Richard Christopher
Chief Financial Officer, Treasurer and Secretary

November 20, 2018

iCAD, Inc.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date:	December 19, 2018

Time:	10:00 A.M. (local time)

Place:	Offices of Blank Rome LLP, 24th Floor, Boardroom, 405 Lexington Avenue, New York, NY 10174

Record Date:	November 9, 2018

Voting:	Stockholders as of the record date are entitled to one vote per share on matters presented at the Annual Meeting or any postponements or adjournments of the Annual Meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of five directors	FOR each Director Nominee	10

Amend the iCAD, Inc. 2016 Stock Incentive Plan to increase the number of shares of Common Stock available thereunder from 1,700,000 shares to 2,600,000 shares and to increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares;	FOR	45

Approval on an advisory basis of the Say on Pay Proposal	FOR	52

Approval on an advisory basis of the Say When on Pay Proposal	FOR	53

Ratification of the appointment of BDO USA LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	54

In addition to these matters, stockholders may be asked to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Summary of Board Composition Changes

On September 26, 2018, one of our directors, Mr. Andy Sassine, tendered his resignation from our Board. Other members of our Board began a dialogue with Mr. Sassine and, as a result, we came to an agreement with Mr. Sassine regarding several changes to our Board. On October 2, 2018, Mr. Sassine withdrew his resignation. On the same day, the Company and Mr. Sassine entered into a binding term sheet pursuant to which we agreed to, upon the review and recommendation of our Nominating and Governance Committee, appoint three directors to our Board: Mr. Michael Klein, Dr. Rakesh Patel and Dr. Susan Wood. Pursuant to the agreement, upon the appointment of these three directors, Drs. Elliot Sussman and Robert Goodman and Messrs. Somu Subramaniam and Anthony Ecock resigned. At that time, Mr. Michael Klein was appointed as the non-executive chairman of the Board. Additionally, pursuant to the agreement the Board reconstituted its committees as follows:

Audit Committee:

Mr. Steven Rappaport – Chairman

Mr. Andy Sassine

Dr. Larry Howard

Compensation Committee:

Mr. Andy Sassine – Chairman

Dr. Susan Wood

Mr. Michael Klein

Dr. Larry Howard

Nominating and Governance Committee:

Dr. Rakesh Patel – Chairman

Dr. Susan Wood

Dr. Rachel Brem

On October 26, 2018, Dr. Lawrence Howard and Mr. Steven Rappaport each submitted his resignation from the Board effective as of such date.

Following these resignations, the Committees of the Board have been reconstituted as follows:

Audit Committee:

Mr. Andy Sassine – Chairman

Dr. Susan Wood

Dr. Rakesh Patel

Compensation Committee

Dr. Susan Wood – Chairwoman

Dr. Rakesh Patel

Mr. Andy Sassine

Dr. Rachel Brem

Nominating and Corporate Governance Committee

Dr. Rakesh Patel – Chairman

Dr. Susan Wood

Dr. Rachel Brem

Mr. Michael Klein was appointed as Executive Chairman on November 7, 2018.

On November 8, 2018, Mr. Ferry retired from the Board and as Chief Executive Officer of the Company.

Following all of these changes, the Board believes a fresh perspective both in the boardroom and in management will provide new avenues of success for the Company.

Executive Compensation Highlights

Our philosophy on executive compensation is to align the interests of our named executive officers with those of our stockholders by incentivizing them to deliver sustainable, long-term stockholder value. Our Compensation Committee reviews our compensation program components, targets and payouts on an annual basis. We continue to evaluate our compensation program to further align compensation received by our named executive officers with the interests of our stockholders and to provide compensation that is tied directly to performance.

Set forth below are key highlights of our executive compensation program that are further discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement beginning on page 22:

•	The compensation program offered to our executive officers is comprised of a mix between base salary and variable opportunities.

•	Actual compensation is dependent upon many factors, including, but not limited to, our financial results and the executive’s level of responsibilities.

•	No pension benefits for executive officers.

•	No excise tax gross-ups.

•	No hedging or pledging of Company stock.

•	No excessive perquisites for executives.

•	We implemented a clawback policy for executive officers, and stock ownership guidelines for executive officers and non-employee directors.

Additionally, as a result of our Board reconstitution, Dr. Susan Wood has been appointed as the Chairwoman of our Compensation Committee and Dr. Rakesh Patel, Dr. Rachel Brem and Mr. Andy Sassine have been appointed to the Compensation Committee. The Board believes that the new compensation committee members will have a fresh look at compensation.

Corporate Governance Highlights

Set forth below are highlights of our corporate governance practices that are further discussed in the “Corporate Governance” section of this proxy statement beginning on page 14:

•	Four of our five directors are independent under NASDAQ standards.

•	Our Board leadership continues to consist of an Executive Chairman of the Board and independent Committee Chairs.

•	We value diversity, which is exhibited in our directors’ gender, experience, and skills.

•	Our Board met four times in 2017 with executive sessions of independent directors at each regularly scheduled Board meeting and as deemed necessary.

•	No classified board; directors are elected annually.

•	A “Say on Pay” advisory vote is conducted annually.

•	Stockholders are asked to ratify the appointment of our independent registered public accounting firm annually.

iCAD, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2018

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of iCAD, Inc. (the “Company”, “iCAD”, “we”, “us”, or “our”) for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 19, 2018, including any postponements or adjournments thereof, for the purposes set forth below.

Management intends to send or give to stockholders this proxy statement, the accompanying form of proxy card and the 2017 Annual Report to Stockholders on or about November 20, 2018.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of your proxy.

If your shares are held in street name through a broker, bank, or other nominee, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote.

The address and telephone number of the principal executive offices of the Company are:

98 Spit Brook Road

Suite 100

Nashua, NH 03062

Telephone No.: (603) 882-5200

At the Annual Meeting, the stockholders of the Company will vote on: (1) the election of five nominees to serve as directors, (2) amend the iCAD, Inc. 2016 Stock Incentive Plan to increase the number of shares of Common Stock available thereunder from 1,700,000 shares to 2,600,000 shares and to increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares, (3) the approval of, by non-binding advisory vote, the Say on Pay Proposal, (4) the approval of, by non-binding advisory vote, the Say When on Pay Proposal, (5) the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and (6) any other matters properly brought before the Annual Meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on December 19, 2018: This Proxy Statement, the form of proxy and the Company’s 2017 Annual Report to Stockholders are available for review on the Internet at http://www.cstproxy.com/icadmed/2018.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card. You may also vote by attending the Annual Meeting and voting in person.

OUTSTANDING STOCK AND VOTING RIGHTS

Only holders of the Company’s common stock at the close of business on November 9, 2018 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 16,771,698 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights.

VOTING PROCEDURES

Quorum. A quorum is present if, a majority of the shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have discretionary authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

Vote Required and Abstentions and Broker Non-Votes. The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposals listed below.

	Proposal	Vote Required for Approval of Each Item	Abstentions	Broker Non-Votes
I	Election of Directors	Each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.	No effect on this proposal.	No effect on this proposal.

II	Amend the iCAD, Inc. 2016 Stock Incentive Plan to increase the number of shares of Common Stock available thereunder from 1,700,000 shares to 2,600,000 shares and to increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares;	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal II is required to approve this proposal.*	Counted as “against”	No effect on this proposal.

III	Advisory Vote on Say on Pay Proposal	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal III is required to approve this proposal.	Counted as “against”	No effect on this proposal.

IV	Advisory Vote on Say When on Pay Proposal	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Iv is required to approve this proposal.	Counted as “against”	No effect on this proposal.

V	Ratification of Appointment of Auditors	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal V is required to approve this proposal.	Counted as “against”	Not applicable since brokers have discretionary authority to vote on this proposal.

*	Under NASDAQ rules, the affirmative vote of a majority of the votes cast is minimum required vote to approve this proposal.

Please note that brokers may not use discretionary authority to vote shares on Proposals I, II, III and IV if they have not received instructions from their clients. Please vote your proxy or deliver instructions to your broker so your vote can be counted.

The approval of any other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof, will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Discretionary Voting Power. The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the best interests of the Company and its stockholders. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides for the annual election of all of its directors. Currently, at each Annual Meeting of Stockholders, directors are elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until the director’s earlier resignation or removal. Each director nominee named below, who is presently a member of the Company’s Board, has indicated to the Board that he or she will be available to serve on the Board if elected. All nominees have been recommended by the Company’s Nominating and Corporate Governance Committee.

The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to iCAD and our Board. Mr. Michael Klein, Dr. Susan Wood and Dr. Rakesh Patel have been appointed as directors pursuant to a Cooperation Agreement dated October 15, 2018 between the Company and Andy Sassine.

Name	Age	Principal Occupation or Employment	Director Since
Michael Klein	64	Chairman of the Board of iCAD, Inc., Adjunct Professor, Leavey School of Business, Santa Clara University.	2018

Dr. Rachel Brem	59	Professor and Vice Chair, Department of Radiology, The George Washington University Medical Center	2004

Dr. Rakesh Patel	45	Chief Executive Officer of Precision Cancer Specialists Medical Group.	2018

Andy Sassine	54	Interim CFO and member of the Board of Directors of Arcturus Therapeutics, Ltd.	2015

Dr. Susan Wood	56	Chief Executive Officer of VIDA Diagnostics, Inc.	2018

Mr. Michael Klein has served as the Chief Executive Officer at Inflection Point Consulting, an executive coaching and consulting firm with a focus on medical technology, biopharma and healthcare services, since December 2014. Prior to that, he was the Chief Executive Officer at US HIFU, LLC (f/k/a SonaCare Medical, LLC), a global leader in minimally invasive high intensity focused ultrasound technologies, from December 2011 to November 2014. From April 2011 to December 2011, Mr. Klein was the President of the Civco Radiation Oncology Division within Roper Industries, a diversified industrial company that produces engineered products for global niche markets. He was President and Chief Executive Officer of Xoft, Inc. (“Xoft”), a medical device company, a position he held from December 2004 until the sale of Xoft to the Company in December 2010. Prior to joining Xoft, from 2000 to 2004, Mr. Klein served as Chairman, President and Chief Executive Officer of R2 Technology, Inc., a breast and lung cancer computer aided detection company. Mr. Klein received a Bachelor of Arts degree from the University at Albany, SUNY. Mr. Klein also received his M.B.A. from the New York Institute of Technology and completed his post-graduate Executive Education Studies at Harvard University and Babson College. We believe Mr. Kleins qualifications to serve on our Board of Directors include his significant experience as an executive in the healthcare industry, his understanding of our products and markets and his previous tenure on our board.

Dr. Rachel Brem has been, since 2000, the Breast Cancer Program Leader at the George Washington University Cancer Center, Director of Breast Imaging and Intervention at The George Washington University Medical Center, Professor of Radiology and the Vice Chairman of the Department of Radiology. Dr. Brem has extensively published in topics related to breast cancer, and specifically in her areas of interest, which are new technologies for the earlier diagnosis of breast cancer. Dr. Brem is the recipient of Newsweek’s Best Cancer Doctors, Castle Connolly America’s Top Doctors and America’s Top Doctors for Cancer, Best of Washington Awards for Physicians and Surgeons, as well as Jewish Woman International’s Ten Women to Watch, the fellowship in the American College of Radiology and the Society of Breast Imaging. Dr. Brem is a nationally and internationally recognized expert on Breast Cancer. Dr. Brem is a member of the scientific advisory board of The Prevent Cancer Foundation as well as FORCE (Facing our risk of cancer, for women who are BR CA positive) and is a member of the Board of the Katzen Cancer Research Center. We believe Dr. Brem’s qualifications to serve on our Board of Directors include her expertise in the medical field specifically the diagnosis of breast cancer as well as her understanding of our products and market.

Dr. Rakesh Patel has served as medical director of Radiation Oncology and Chair of the Multi-Disciplinary Breast Care Program at Good Samaritan Hospital since July 2013. In addition, he has served as co-founder of the TME Breast Care Network, a high-end physician peer-to-peer knowledge-sharing, research, education and consulting company, since January 2013. Dr. Patel has also served as Chief Executive Officer of Precision Cancer Specialists Medical Group, an organization whose core mission is to improve quality and access to advanced, targeted radiation therapy, since December 2016. He previously served on the board of directors of Radion, Inc., a company that improved quality of access for patients and doctors with an innovative e-collaboration platform, the assets of which were acquired by the Company in July 2014. Prior to that, Dr. Patel was the founder and served on the board of directors of BrachySolutions, Inc. (acquired by Radion Inc.), a telehealth company whose mission was to improve quality and access to advanced brachytherapy globally via custom e-learning modules. He holds a Bachelor of Science degree from the University of Notre Dame and an M.D. from Indiana University School of Medicine. Dr. Patel completed his radiation oncology residency at the University of Wisconsin-Madison. We believe Dr. Patel’s qualifications to serve on our Board of Directors include his expertise in the medical field as well as his understanding of our products and market.

Andy Sassine currently serves as Interim Chief Financial Officer of Arcturus Therapeutics, Ltd., which he also serves on its board of directors. Mr. Sassine also serves on the board of directors of Gemphire Therapeutics, Inc., a NASDAQ traded, clinical-stage biopharma focusing on developing and commercializing therapies for Dyslipidemia and NASH. Mr. Sassine has served in various positions at Fidelity Investments from 1999 to 2012, rising to the position of Portfolio Manager. Prior to joining Fidelity, he served as a vice president in the Acquisition Finance Group at Fleet National Bank. Mr. Sassine previously served on the boards of MYnd Analytics, Inc., Acorn energy, Freedom Meditech, Inc., and MD Revolution. Mr. Sassine was a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors from 2009 till 2018 and served on the Board of Trustees at the Clarke Schools for Hearing and Speech from 2009 through 2014. Mr. Sassine holds a Bachelor of Arts degree from the University of Iowa and an MBA from the Wharton School at the University of Pennsylvania. We believe Mr. Sassine’s extensive knowledge and experience as a fund manager and board member of other companies of a similar size to our company qualifies him to serve as a member of our Board of Directors.

Dr. Susan Wood has served as the President and Chief Executive Officer of Vida Diagnostics, Inc., a leader in precision imaging and AI for pulmonary medicine, since September 2009. Previously, she held the position of Executive Vice President of Marketing and Technology for Vital Images, Inc., an innovative software company specializing in cardiovascular applications for advanced analysis software, from July 2005 until December 2008. Dr. Wood has been issued multiple patents in the field of computer-aided detection and quantitative imaging; authored numerous book chapters, peer-reviewed papers, abstracts, and served as an invited speaker at numerous conferences in the area of three-dimensional imaging of the thorax, quantitative imaging and computer-aided detection. She holds a Bachelor of Science in Engineering from the University of Maryland, College Park and an M.S. in Biomedical Engineering from Duke University. Additionally, Dr. Wood received her Ph.D. from the Johns Hopkins Medical Institutions, School of Hygiene and Public Health. We believe Dr. Wood’s qualifications to serve on our Board of Directors include her expertise in the medical field her prior business experience in the medical field and her knowledge of our markets.

Mr. Anthony Ecock, Mr. Somu Subramaniam, Dr. Elliot Sussman and Dr. Robert Goodman resigned from the Board on October 15, 2018 and Mr. Steven Rappaport and Dr. Lawrence Howard resigned from the Board on October 26, 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

ELECTION OF THE NOMINEES SPECIFIED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors and Director Independence

The Board currently consists of five members, and following the 2018 Annual Meeting, if all of the proposed nominees are elected, the Board will consist of five members. The Board has determined that all the non-employee directors (all directors other than Mr. Michael Klein) meet the director independence requirements under the applicable listing rules of The NASDAQ Stock Market LLC (“NASDAQ”).

Leadership Structure

The Board believes that the Company and its stockholders will benefit from the expertise of Mr. Michael Klein serving as Executive Chairman. The Company is in a transition phase, and with a smaller Board size than previously, and the Board believes that it can best leverage Mr. Klein’s experience while he works on day-to-day matters at the Company and keeps the Board well informed regarding the transition. The Board believes that its other members will then be in a good position to advise on areas where he or she has a specific expertise. In accordance with our Amended and Restated By-Laws (“By-Laws”), our Board appointed our Executive Chairman and our Interim CEO. The Executive Chairman was selected from among the directors.

Board Oversight of Risk

The Board’s role

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, transactional and reputational risks. The full Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation;

•	our clawback policy provides our Board the ability to recoup any erroneously awarded performance-based compensation from executive officers on account of intentional misconduct; and

•	our robust stock ownership guidelines for executive officers provide alignment with stockholder interests.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Board Committees

The Board has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating and Corporate Governance Committee. The committees are comprised solely of persons who meet the definition of an “independent director” under the NASDAQ Listing Rules. In addition, the Board has determined that each member of the Audit Committee meets NASDAQ independence requirements applicable to members of an audit committee. The Board of Directors has also determined that members of the Compensation Committee meet additional independence requirements under the NASDAQ Listing Rules for members of a compensation committee.

The Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee operate under written charters adopted by the Board. A copy of our Nominating and Corporate Governance Committee Charter, our Audit Committee Charter and our Compensation Committee Charter are available on our website, at the following address: http://www.icadmed.com/governance.html. Information on our website does not constitute a part of this proxy statement.

Audit Committee

The Audit Committee, among other things, selects the firm to be appointed as the independent registered public accounting firm to audit our financial statements and reviews and discusses the scope and results of each audit with the independent registered public accounting firm and with management. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.icadmed.com and accessible via the “Corporate Governance” page.

The Audit Committee held four meetings during 2017. The Audit Committee for fiscal year 2017 consisted of Mr. Rappaport, Chairperson, and Mr. Ecock and Dr. Sussman. The Board has determined that Mr. Rappaport qualified as the Audit Committee’s “financial expert” under applicable SEC rules. The Audit Committee beginning in November 2018 consists of Mr. Sassine, Chairman, and Dr. Susan Wood and Dr. Rakesh Patel. With respect to the Audit Committee beginning in November 2018, the Board has determined that Mr. Sassine qualified as the Audit Committee’s “financial expert” under applicable SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, developing and recommending to the Board corporate governance policies for iCAD, establishing procedures for the director nomination process and recommending nominees for election to the Board. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.icadmed.com and accessible via the “Corporate Governance” page. The Nominating and Corporate Governance Committee held one meeting during 2017.

The Nominating and Corporate Governance Committee for fiscal year 2017 consisted of Mr. Ecock, Chairperson, and Dr. Brem and Mr. Subramaniam. The Nominating and Corporate Governance Committee beginning November 2018 consists of Dr. Patel, Chairman, and Dr. Brem and Dr. Wood.

Compensation Committee

The Compensation Committee is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and administering our various stock option and incentive plans. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.icadmed.com and accessible via the “Corporate Governance” page. The Compensation Committee held two meetings during 2017.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Dr. Sussman (Chairperson), Dr. Brem, Dr. Howard and Mr. Subramaniam during fiscal year 2017. The Compensation Committee beginning in November 2018 consists of Dr. Susan Wood, Chairwoman, Mr. Andy Sassine and Dr. Rakesh Patel. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2017 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2017, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Board and Committee Meetings and Attendance at Annual Meeting of Stockholders

During the fiscal year ended December 31, 2017, the Board held four meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. During 2017, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board; and (2) the total number of meetings of all Board committees on which they served.

The Company’s current policy strongly encourages that all of its directors attend all Board and Committee meetings and the Company’s Annual Meeting of Stockholders, absent extenuating circumstances that would prevent their attendance. One of the then serving directors attended last year’s Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, our directors, and persons who own more than 10 percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, we believe that during the year ended December 31, 2017; all filing requirements applicable to all of our officers, directors, and greater than 10% beneficial stockholders were timely complied with except for Messrs. Somu Subramaniam, Steven Rappaport, Robert Goodman, Elliot Sussman and Anthony Ecock, Dr. Rachel Brem and Dr. Lawrence Howard, each of whom filed a late Form 4 with respect to his or her exercise of director stock options that occurred on September 29, 2017 and Mr. Andy Sassine who filed a late Form 4 with respect to his acquisition of common stock that occurred on September 29, 2017.

CODE OF BUSINESS CONDUCT AND ETHICS

iCAD has developed and adopted a comprehensive Code of Business Conduct and Ethics to cover all employees. Copies of the Code of Business Conduct and Ethics can be obtained on our website: http://www.icadmed.com/governance.html, or without charge, upon written request, addressed to:

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, NH 03062

Attention: Corporate Secretary

COMMUNICATIONS WITH THE BOARD

The Board, through its Nominating and Corporate Governance Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board individually or as a group by writing to: The Board of Directors of iCAD, Inc. c/o Corporate Secretary, 98 Spit Brook Road, Suite 100, Nashua, NH 03062. Stockholders should identify their communication as being from an iCAD stockholder. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by an iCAD stockholder before transmitting the communication to the Board.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholders wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, iCAD, Inc., 98 Spit Brook, Suite 100, Nashua, NH 03062.

The Nominating and Corporate Governance Committee will consider nominees recommended by iCAD stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications, and complies with the procedures set forth below under “Deadline and Procedures for Submitting Board Nominations”. In addition, the recommendation must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Listing Rules, or, alternatively, a statement that the recommended candidate would not be so barred. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee receive. A recommendation which does not comply with the above requirements will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Nominating and Corporate Governance Committee. When reviewing candidates to our Board, the Nominating and Corporate Governance Committee considers the evolving needs of the Board and seeks candidates that fill any current or anticipated future needs. The Nominating and Corporate Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for iCAD. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Nominating and Corporate Governance Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to iCAD. Such persons should not have commitments that would conflict with the time commitments of a director of iCAD. Such persons shall have other characteristics considered appropriate for membership on the Board, as determined by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials in the context of the foregoing standards.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

Our By-Laws requires a stockholder wishing to nominate a candidate for election to our Board at a meeting of our stockholders to give written notice, containing the required information specified below, that must be delivered personally to or mailed to and received by our Corporate Secretary at our principal executive offices (currently located at 98 Spit Brook Road, Suite 100, Nashua, NH 03062), not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that we give less than 65 days’ notice or prior public disclosure of the date of the meeting to our stockholders, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. Any such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of our stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by us pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by our Board; and (vi) the written consent of each nominee to serve as our director, if so elected.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal 2017

Compensation of directors is determined by the Board of Directors in conjunction with recommendations made by the Compensation Committee. The Board of Directors approved a compensation structure for non-employee directors consisting of a cash retainer, an annual equity award and, for Board members serving on a committee, an additional cash retainer. Directors who are our employees are not compensated for their services as directors.

Board and Committee Retainers

For fiscal 2017, annual cash compensation for non-employee directors was as follows:

Position	Annual Retainer
Non-Executive Chairman of the Board	$65,000
Non-Employee Director (other than the Chair)	$35,000

Additional retainers for each non-employee director who served on one or more Board committees in 2017 were as follows:

Position	Annual Retainer
Audit Committee
Chair	$15,000
Member	$7,500
Compensation Committee
Chair	$10,000
Member	$5,000
Nominating and Governance Committee
Chair	$5,000
Member	$2,500

Cash payments have historically been made in quarterly installments. In November 2016, the Compensation Committee determined to provide directors an option to elect to receive his or her quarterly Board compensation in (i) Quarterly Restricted Stock based on the cash equivalent of the closing price of the Company’s common stock on the last trading day of each quarter, or (ii) Quarterly Stock Options, with an exercise price based on the closing price of the Company’s common stock on the last trading day of each quarter and the number of shares subject to such Quarterly Stock Option shall be determined based on the Black-Scholes valuation. Quarterly Restricted Stock is fully vested and Quarterly Stock Options are fully exercisable at the time of grant. For 2017, one director elected to receive their compensation in the form of Quarterly Restricted Stock and the remainder of the directors elected to receive their compensation in the form of Quarterly Stock Options.

The annual cash retainers for 2018 remain the same. For 2018 and 2019, all of the current Board members have agreed to take stock options in lieu of cash to the extent they are entitled to cash retainers. These options are granted quarterly and vest immediately.

Annual Equity Compensation

On January 3, 2017, each non-employee director received an award of 4,000 shares of restricted stock. The shares vested on the one-year anniversary of the date of grant. For 2018, the annual equity compensation for non-employee directors will be an annual grant of options to purchase 20,000 shares of common stock. These grants vest quarterly over a one-year period.

Starting with fiscal year 2018, the Board also determined that the initial grants to new directors will be options to purchase 40,000 shares of common stock. These grants vest quarterly over a one-year period.

Stock Ownership Guidelines for Non-Employee Directors

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has adopted stock ownership guidelines for non-employee directors, whereby each non-employee director is expected to own 30,000 shares within five years of initial election or five years from the adoption of the guideline, whichever is later. Only shares owned outright are credited toward the ownership goals.

2017 Director Compensation Table

DIRECTOR COMPENSATION

Name (2)	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards (2) ($)	Total ($)
Dr. Lawrence Howard	—	69,999	12,960	82,959
Dr. Rachel Brem	—	42,499	12,960	55,459
Anthony Ecock	—	49,999	12,960	62,959
Dr. Robert Goodman	—	35,000	12,960	47,960
Steven Rappaport	—	57,501	12,960	70,461
Andrew Sassine	—	—	47,961	47,961
Somu Subramaniam	—	42,501	12,960	55,461
Dr. Elliot Sussman	—	57,501	12,960	70,461

1)

The amounts included in the “Option Awards” column represents the grant date fair value of the stock option awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 6 to our Consolidated financial statements on Form 10-K for the fiscal year ended December 31, 2017. Option awards for 2017 include awards to directors in lieu of cash compensaton for 2017.

As of December 31, 2017, the aggregate number of exercisable and unexercised stock options held by each person who was a non-employee director was as follows: Dr. Howard – 48,106; Dr. Brem – 35,556; Mr. Ecock – 38,047; Dr. Goodman – 30,486; Mr. Rappaport –41,820; Mr Sassine—5,358; Mr. Subramaniam – 34,042 and Dr. Sussman – 60,867.

2)

The amounts included in the “Stock Awards” column represents the grant date fair value of the restricted stock awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 6 to our Consolidated financial statements on Form 10-K. Shares granted to directors in 2017 vest on the anniversary of the grant date. Stock awards for 2017 includes awards to directors in lieu of cash compensation for 2017.

As of December 31, 2017, the aggregate number of unvested restricted shares held by each person who was a non-employee director was as follows: Dr. Howard – 4,000; Dr. Brem – 4,000; Mr. Ecock – 4,000; Dr. Goodman – 4,000; Mr. Rappaport 4,000; Mr Sassine—4,000; Mr. Subramaniam – 4,000 and Dr. Sussman – 4,000.

EXECUTIVE OFFICERS

All officers serve at the direction of our Board. The Board appoints our officers.

In addition to Mr. Klein, our Executive Chairman and Interim CEO, our other executive officers are; Mr. Christopher, our Chief Financial Officer, and Ms. Stacey Stevens, our Executive Vice President, Chief Strategy and Commercial Officer.

Richard Christopher is the Company’s Executive Vice President and Chief Financial Officer. From March 2014 to December 2016, Mr. Christopher served as Chief Financial and Operating Officer of Caliber Imaging & Diagnostics, Inc., a medical technologies company that designs, develops and markets microscopes and other proprietary software. Prior to this, Mr. Christopher was Vice President, Finance and Chief Financial Officer of DUSA Pharmaceuticals, Inc., a specialty dermatology company focused on the treatment of precancerous skin lesions. He joined DUSA in 2000 and held a series of positions of increasing responsibility, including serving as Chief Financial Officer from 2005 through its acquisition and integration into Sun Pharmaceuticals Industries Limited in 2013. Mr. Christopher graduated from Bentley University with a Bachelor of Science Degree in Finance and from Suffolk University with a Masters of Science Degree in Accounting.

Stacey Stevens is now the Company’s Executive Vice President, Chief Strategy and Commercial Officer. Ms. Stevens previously served as the Company’s Senior Vice President of Marketing and Strategy from June 2006 to February 2016. Prior to joining iCAD, Ms. Stevens’ experience included a variety of sales, business development, and marketing management positions with Philips Medical Systems, Agilent Technologies, Inc. and Hewlett Packard’s Healthcare Solutions Group (which was acquired in 2001 by Philips Medical Systems). From February 2005 until joining the Company she was Vice President, Marketing Planning at Philips Medical Systems, where she was responsible for the leadership of all global marketing planning functions for Philips’ Healthcare Business. From 2003 to January 2005, she was Vice President of Marketing for the Cardiac and Monitoring Systems Business Unit of Philips where she was responsible for all marketing and certain direct sales activities for the America’s Field Operation. Prior to that, Ms. Stevens held several key marketing management positions in the Ultrasound Business Unit of Hewlett-Packard/Agilent and Philips Medical Systems. Ms. Stevens earned a Bachelor of Arts Degree in Political Science from the University of New Hampshire, and an MBA from Boston University’s Graduate School of Management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide stockholders an understanding of our compensation philosophy, core principles and decision-making process for determining compensation for our named executive officers (“NEOs”) for fiscal 2017.

Our NEOs for Fiscal 2017:

Officers in 2017:

Name	Title
Kenneth Ferry	Chief Executive Officer

Richard Christopher	Executive Vice President, Chief Financial Officer

Stacey Stevens	Executive Vice President, Chief Strategy and Commercial Officer

This Compensation Discussion and Analysis is designed to provide stockholders an understanding of our compensation philosophy, core principles and decision-making process for determining compensation for our named executive officers (“NEOs”) for fiscal 2017.

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

Executive Summary:

2018 Board Reconstitution

As described above, our Board has been reconstituted, and, as a result our Compensation Committee is now comprised of four directors: Dr. Susan Wood – Chairwoman, and Andy Sassine, Dr. Rakesh Patel and Dr. Rachel Brem. We believe that these directors will have a unique perspective regarding executive compensation.

Interim CEO and Executive Chairman Compensation Package

On November 19, 2018 the Company entered into an employment agreement with Michael Klein to serve as Executive Chairman and Interim CEO of the Company for a term of two years ending on the earlier termination of the agreement or December 31, 2020. Mr. Klein’s compensation will consist of an annual base salary of $150,000 and a target annual incentive bonus of 50% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee. Additionally, on November 16, 2018, Mr. Klein received a grant of options to purchase 559,809 shares of the Company’s common stock at an exercise price of $2.89 per share.

Mr. Klein is also entitled to customary benefits, including participation in employee benefit plans as well as a monthly automobile. Mr. Klein’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason”, then: (i) he will continue to receive an amount equal to his base salary for the course of 12 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) he will receive continued health benefits for 18 months. If the aggregate amount of payments under (i) and (ii) are less than $250,000, then Mr. Klein shall be entitled to $250,000.

In the event that within 12 months of a “change in control”, either (i) Mr. Klein is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason”, as all such terms are defined in Mr. Ferry’s employment agreement, then: (A) he will continue to receive an amount equal to his base salary for the period of 24 months from the date of his termination; (B) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination, and (C) all unvested stock options and other equity awards granted by the Company shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

2017 Financial and Operational Highlights

In 2017, we remained focused on strategic initiatives for the Company’s key growth drivers.

Key highlights included:

•	Received FDA pre-market approval (PMA) for version 1 of 3D breast tomosynthesis detection software for use with GE in March 2017.

•	Completed development of version 2 of our 3D breast tomosynthesis detection software for use with Hologic, GE, and Siemens breast tomosynthesis.

•	Received 2017 Product of the Year Award from New Hampshire High Technology Council.

•	Received CE mark for version 2 of our 3D breast tomosynthesis detection software in February 2018.

•	Conducted large, successful US clinical reader study for version 2 of our 3D breast tomosynthesis detection software in March 2018.

•	Continued to invest in clinical studies to build long-term data in support of the Xoft System for the treatment of early-stage breast cancer, non-melanoma skin cancer and gynecological cancers.

•	Broadened awareness of the Xoft System’s unique clinical value through medical education at key society events such as ASTRO, ESTRO, AAD and ASBrS.

•	Increased adoption of cancer centers and dermatology practices offering skin eBx for the treatment of non-melanoma skin cancer.

•	Continued to expand adoption and clinical validation of IORT and GYN in the U.S. and key international markets.

“Say on Pay” Outcome and Stockholder Outreach Efforts

In November 2017, we received 62% shareholder support for our Say on Pay proposal. The Board of Directors and management were disappointed not to receive stronger support for our Say on Pay proposal in light of our prior outreach efforts and subsequent actions taken to address key shareholder concerns. We remain committed to engaging with our shareholders to understand investor concerns and preferences regarding our executive compensation program. We expect our newly constituted Board and Compensation Committee to respond to the concerns surrounding executive compensation.

As part of our shareholder outreach efforts we engaged with some of our largest shareholders directly on general business and compensation topics. Members of our management, the Compensation Committee Chair and certain members of the Compensation Committee participated in the conversations.

Investors identified the following key concerns:

Identified Stockholder Concern	Actions Taken
No shareholder outreach following 2015 Say on Pay vote result	Have since been proactive in engaging with shareholders.
No equity that vests on the basis of performance	March 2018 equity awards to Mr. Ferry, Mr. Christopher and Ms. Stevens, consisted of 50% performance-based restricted stock units based on 2018 corporate revenue growth, and subject to two years of subsequent time-based vesting following achievement of the goals.

Cash bonus performance metrics lack diversity	Cash bonus performance metrics for fiscal year 2018 have been approved and include the following corporate financial targets: EBITDA target—33% Revenue Growth—33% Cash goal – 33%

Single-trigger change-in-control payouts	Employment agreements with our named executive officers provide double trigger provisions for equity vesting on a change of control.

Lack of a compensation clawback policy and stock ownership guidelines	In 2017, our Compensation Committee adopted a clawback policy applicable to our executive officers, and stock ownership guidelines for executive officers and non-employee directors.

Key Compensation Governance Attributes

The following are best practices of our executive compensation program:

What We Do	What We Don’t Do

✓  Consult an independent compensation consultant

✓  Conduct an annual risk assessment of our pay practices

✓  Solicit shareholder input and incorporate feedback into decision-making process

✓  Use a “double-trigger” for accelerated equity vesting upon a change in control for current named executive officers

✓  Clawback policy for executive officers

✓  Stock ownership guidelines for executive officers and non-employee directors

x   No tax gross-up provisions

x   No guaranteed salary increases or bonuses

x   No excessive perquisites to NEOs

x   No pension plans or other post-employment benefit plans

x   No severance multipliers in excess of 2x pay

x   No hedging or pledging of Company stock

x   No option repricing without stockholder approval, or option backdating

Compensation Decision Making Process

Executive Compensation Philosophy and Objectives

The Compensation Committee’s executive compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the named executive officers with the interests of the stockholders. In order to accomplish this, we offer a competitive total compensation package that consists of: base salary; annual non-equity incentive compensation opportunities; long-term incentives in the form of equity awards; and employee benefits.

The Compensation Committee believes that compensation for the named executive officers should be based on our performance, as the performance of the named executive officers directly affects our results. Therefore, the Compensation Committee typically has developed variable compensation packages for the named executive officers that are largely based on Company financial performance. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our named executive officers.

The Compensation Committee believes that several factors are critical to our future success. These factors include the quality, appropriate skills and dedication of the named executive officers.

How We Determine NEO Compensation

Role of the Compensation Committee. All compensation for our named executive officers is reviewed and recommended to the Board by the Compensation Committee, which is composed only of independent directors. The Compensation Committee is responsible for reviewing the performance and establishing the total compensation of our named executive officers on an annual basis. The Compensation Committee hires an independent consultant to assist in determining compensation levels. The Compensation Committee discusses compensation matters as part of regularly scheduled meetings. The Compensation Committee administers compensation plans for our named executive officers and is responsible for recommending base salary and grants of equity awards under our stock incentive plans to the Board for approval. The Compensation Committee has a formal written charter which is available on our website.

Role of our CEO. Historically, our Chief Executive Officer annually made recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards for himself and the other named executive officers. Such recommendations were considered by the Compensation Committee; however, the Compensation Committee retains full discretion and authority over the final compensation decisions for the named executive officers, subject to approval by the Board. We anticipate that our Interim CEO or other principal executive officer will continue this practice in the future.

Role of our Independent Compensation Consultant. The Compensation Committee has the authority to engage independent compensation consultants. The Compensation Committee has in the past, and may in the future, directly commission compensation studies from such consultants to provide benchmark and other data to be used by the Compensation Committee in determining the compensation and benefits for the named executive officers.

During 2017, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, for general executive compensation support, including but not limited to developing and enhancing our proxy disclosures and continued work on our stock ownership guidelines and clawback policy.

Use of Peer Group and Market Data

In January 2015, the Compensation Committee engaged Pearl Meyer to assess the competitiveness of the Company’s executive compensation. Pearl Meyer determined and the Compensation Committee approved the following peer group companies with respect to benchmarking the executive compensation.

Bovie Medical Corporation Digirad Corporation ERBA Diagnostics, Inc. IRIDEX Corporation LeMaitre Vascular, Inc. MGC Diagnostics Corporation	Simulations Plus, Inc. Stererotaxis Inc. Streamline Health Solutions, Inc. SurModics, Inc. Tandem Diabetes Care, Inc. Veracyte, Inc.

For 2017, Pearl Meyer continued to use the same peer group to monitor competitive market pay practices and inform decisions pertaining to our executive compensation program.

Subsequently, in February 2018 in preparation for 2018 executive compensation determinations, Pearl Meyer updated the group of companies with respect to benchmarking executive compensation. The new go-forward peer group consists of the following companies:

Bovie Medical Corporation CAS Medical Systems, Inc. Cogentix Medical, Inc. Digirad Corporation HTG Molecular Diagnostics, Inc. IRIDEX Corporation	LeMaitre Vascular, Inc. Simulations Plus, Inc. Streamline Health Solutions, Inc. Surmodics, Inc. Tandem Diabetes Care, Inc. Veracyte, Inc.

Compensation Committee Report

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement of the Company.

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

Compensation Committee

For 2017: Dr. Elliot Sussman (Chairperson), Dr. Rachel Brem, Dr. Lawrence Howard, Mr. Somu Subramaniam

Elements of Executive Compensation

The Compensation Committee establishes a total targeted cash compensation amount for each named executive officer, which included base salary and non-equity incentive compensation, intended to be an incentive for the named executive officers to achieve the targeted financial results for our business and to compensate the named executive officers appropriately if they successfully achieved such performance. The elements of our executive compensation program are designed to deliver both year-to-year and long-term stockholder value increases. A portion of the executives’ compensation is at-risk, and equity-based compensation includes a mix of incentives that vest subject to time or a combination of Company performance and time, tying the executive to both our short-term and long-term success.

The Compensation Committee also considers each named executive officer’s current salary and prior-year incentive compensation along with the appropriate balance between long-term and short-term incentives.

Our executive compensation program consists of the following annual elements:

Element	Description
Base Salary	Fixed annual cash amount to attract and retain top talent

Annual Cash Bonus	At-risk variable incentive compensation to reward for achievement of goals set by the board

Long-Term Incentive Awards	Equity-based compensation that supports retention, incentivizes performance and promotes stockholder alignment

Select Benefits and Perquisites	Benefits such as health insurance, 401(k) and automobile allowances to remain competitive in our industry

Fiscal 2017 Compensation Program in Detail

Base Salaries

Salaries are established based on the individual responsibilities of the named executive officers in the competitive marketplace in which we operate at levels necessary to attract and retain the executive. Base salaries are reviewed annually and adjusted periodically to take into account promotions, increases in responsibility, inflation and increased experience and competitive compensation levels as recommended by the Chief Executive Officer with respect to the other named executive officers. The Company does not provide for automatic salary increases.

The Compensation Committee established the following base salaries for the named executive officers for fiscal 2018 as follows:

Executive	2017 Annualized Base Salary	2018 Annualized Base Salary	Percent Increase
Kenneth Ferry	$455,000	$470,000	3.3%
Richard Christopher	$285,000	$295,000	3.5%
Stacey Stevens	$283,000	$305,000	7.8%

Annual Bonus (Non-Equity Incentive Compensation)

Annually, at the beginning of each fiscal year, the Compensation Committee establishes a non-equity incentive compensation plan as a tool to incentivize the named executive officers to achieve certain Company goals for the forthcoming fiscal year. Cash payments under this plan are typically paid in arrears on an annual basis if the financial performance goals are met, or at the board’s discretion, taking into account various subjective factors, including individual performance evaluations with regard to our operating performance and execution on plans as presented to the Board. The Compensation Committee sets the financial objectives in the plan at levels which the Committee believes are achievable, but not assured, and such objectives are in line with both the short-term and long-term interests of the stockholders.

The compensation plan provided for the payment to the named executive officers of a percentage payout of the individuals’ respective base salary, which payouts can be earned upon achieving the goals established by the Compensation Committee. The 2017 non-equity incentive compensation targets were based on achieving certain revenue and adjusted EBITDA goals as follows:

Performance Measure:	Revenue	Adjusted EBITDA
Target	$30,300,000	$(2,400,000)
Actual	$28,102,000	$(4,200,000)
Payout Percentage (as percent of target)	85%	0%

For a reconciliation of adjusted EBITDA, please see the Company’s earnings release for the year ended December 31, 2017, filed on Form 8-K on March 23, 2018. Actual and targeted 2017 adjusted EBITDA excludes bonus expense.

Possible payouts could range from 0% to 150% of target bonus. For 2017, the target bonus opportunities were as follows:

Executive	2017 Annualized Base Salary	2017 Target Bonus Percentage (% Salary)	2017 Cash Incentive at Target
Kenneth Ferry	$455,000	55%	$250,250
Richard Christopher	$285,000	40%	$114,000
Stacey Stevens	$283,000	40%	$113,200

Each executive’s target bonus amount is set as a percentage of base salary, with possible payouts ranging from 100% of target to 0% of target. In March 2018, the Board of Directors approved cash payouts of 42.5% of target based on 2017 performance. Bonus opportunities and actual payouts were as follows:

Executive	2017 Target Bonus Percentage (% Salary)	2017 Cash Incentive at Target	Payout Percentage of Target	Cash Value of Payout
Kenneth Ferry	55%	$250,250	42.5%	$106,356
Richard Christopher	40%	$114,000	42.5%	$48,450
Stacey Stevens	40%	$113,200	42.5%	$48,110

Long-Term Equity Incentive Compensation

The Compensation Committee makes recommendations to the Board regarding the granting to executives of equity awards under our stock incentive plans. The Compensation Committee has the ability and flexibility under the various plans to determine from time to time the specific type of award and the terms and conditions related thereto that the Compensation Committee believes are best designed at that time to provide a strong incentive for senior management’s superior performance and continued service to us. The incentive plans provide for grants of stock options and shares of restricted stock or units – either time- or performance-based. The Compensation Committee believes that properly structured long-term equity awards can encourage executive retention as such awards are made subject to vesting and continued employment by the recipient. Long-term equity awards may be granted to executive officers and other employees who successfully demonstrate a capacity for contributing directly to our success.

The terms of these equity awards generally provide time-based vesting provisions and require the recipient remain employed to obtain such awards on the vesting date(s). In the event of a stock dividend, recapitalization, reclassification, split, or a combination of shares of the Company, an appropriate adjustment shall be made by the Company, in the number, kind, and/or option price of the awarded shares to the end that the proportionate interest of the holder will be maintained as before the occurrence of such event. In the event of a merger or consolidation of the Company or other similar corporate changes, provisions may be made by the Board for the assumption or substitution of the awarded shares. See the narrative description below for each of our named executive officer’s arrangements regarding vesting on a change of control.

The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the named executive officers or our other employees. Grants are made periodically, based on individual performance, and other criteria deemed relevant by the Compensation Committee and approved by the Board at the time awards are made.

Actual Payout of 2016 Performance-Based Restricted Stock Unit Awards

The performance-based restricted stock units (“PSUs”) granted in late 2016 were based on 2017 corporate revenue growth. The awards provided no payout for below-target performance, but provided for up to a 167% payout for outperformance (with linear interpolation between target and maximum) as follows:

Performance Measure: 2017 Corporate Revenue	Performance	Payout Percentage (of Target)
Threshold	<10%	0%
Target	10%	100%
Maximum	30%	167%

Our adjusted revenue growth in 2017, after taking into account adjustments for the sale of our MRI products and related assets, was 15%, which corresponded to a payout of 116.7%. Individual award payouts were as follows:

Executive	Target Number of PSUs	Payout Percentage of Target	Actual Payout of Shares Earned
Kenneth Ferry	75,000	116.7%	87,500
Richard Christopher	50,000	116.7%	58,333
Stacey Stevens	37,500	116.7%	43,750

The awards were issued on March 30, 2018. One-third of the awards vested upon issuance, and the remaining two-thirds of the awards vest in equal installments on the first and second anniversaries of the date of issuance.

2018 Equity Awards.

On March 22, 2018 the Compensation Committee recommended for approval to the Board, and the Board approved equity awards to Mr. Ferry, Mr. Christopher and Ms. Stevens. The awards to each of these NEOs were granted in the form of equity as follows:

•	50% in time-based restricted stock, which vest in three equal installments on each of the first three anniversaries of the grant date.

•

50% in performance-based restricted stock units (“PSUs”), which will be earned based on 2018 corporate revenue growth. If the Company fails to meet the performance threshold, all of the PSUs will be forfeited. The award can be earned up to 167% of target for performance between threshold and maximum. Upon certification by the Compensation Committee of achievement of the performance metrics for 2018, one-third of earned shares will vest. The remaining two thirds will vest in equal annual installments on the first and second anniversaries of the date of performance certification by the Compensation Committee.

Executive	Grant Date	Number of Time- Based Restricted Shares	Number of Performance-Based PSUs
Kenneth Ferry	3/22/18	60,000	60,000
Richard Christopher	3/22/18	25,000	25,000
Stacey Stevens	3/22/18	27,500	27,500

Benefits

We provide group life insurance, health and dental care insurance, long-term disability insurance, 401(k) plan matching contributions and similar benefits to all employees, including the named executive officers. These benefits do not discriminate in scope, terms or operation in favor of the named executive officers.

Perquisites

We provide the named executive officers with an annual automobile allowance and, in addition, a housing allowance for Mr. Ferry, which the Compensation Committee believes is reasonable, competitive and consistent with our overall executive compensation program.

Compensation Policies and Practices

Clawback Policy

Under our clawback policy, if our Board determines that an executive officer engaged in intentional misconduct leading to a material financial reporting restatement or intentional misconduct leading to erroneous performance information and calculations, then the Board may review all performance-based compensation awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected. If, in the view of our Board, the performance-based compensation would have been lower if not for the intentional misconduct, then the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any performance-based compensation exceeding the amount that would have been paid had financial results been correctly stated or calculated, as determined by the Board.

Stock Ownership Guidelines for Executive Officers. Our Board believes that our officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. In July 2017, we adopted stock ownership guidelines for our executive officers. Our CEO is expected to own a minimum of 300,000 shares and other executive officers are expected to own a minimum of 100,000 shares, within five years of employment, the date of becoming an executive officer, or five years from the adoption of the guideline, whichever is latest. Only shares owned outright are credited toward the ownership goals.

Employment Agreements and Severance and Change in Control Agreements

We have employment agreements with certain of our named executive officers. Those agreements provide each named executive officer with certain benefits upon termination of employment as noted for each individual, as well as indemnification rights. Our certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law and we have separate indemnification agreements with our directors and certain officers. We maintain directors’ and officers’ insurance coverage.

Mr. Kenneth Ferry, our former Chief Executive Officer.

On December 22, 2016, we entered into a new employment agreement with Mr. Ferry. This agreement replaced and superseded the previous employment agreement entered into between us and Mr. Ferry on September 25, 2012. Mr. Ferry’s employment agreement provided for his continued employment as the Company’s Chief Executive Officer for an initial term through December 31, 2018, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $455,000. On March 22, 2018 the Compensation Committee recommended and the board approved an annual base salary of $470,000. The agreement also provided for his eligibility to receive, during each employment year during the term of the Agreement, a target annual incentive bonus of 55% of his base salary if the Company achieved goals and objectives determined by the Compensation Committee. Mr. Ferry was also eligible to receive such other cash bonuses and such other compensation as may from time to time have been awarded to him by the Board.

Mr. Ferry was also entitled to customary benefits, including participation in employee benefit plans as well as a monthly automobile and housing allowance. Mr. Ferry’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason”, then: (i) he will continue to receive an amount equal to his base salary for the course of 24 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) he will receive continued health benefits for 18 months.

In the event that within 12 months of a “change in control”, either (i) Mr. Ferry is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason”, as all such terms are defined in Mr. Ferry’s employment agreement, then: (A) he will continue to receive an amount equal to his base salary for the period of 24 months from the date of his termination; (B) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination, and (C) all unvested stock options and other equity awards granted by the Company shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

On October 18, 2016, the Company’s Board, upon the recommendation and approval of the Compensation Committee granted Mr. Ferry 75,000 time-based restricted shares, and 75,000 PSUs subject to subsequent time-based vesting, if deemed earned. In accordance with the PSU based upon 2017 adjusted revenue growth, the Board deemed that 87,500 shares were earned, with one third vesting on March 30, 2018, and the remainder vesting on the first and second anniversary of the issuance date.

On March 22, 2018, the Company’s Board, upon the recommendation and approval of the Compensation Committee granted Mr. Ferry 60,000 time-based restricted shares, and 60,000 PSUs subject to subsequent time-based vesting, if deemed earned.

On November 8, 2018, the Company and Mr. Ferry entered into a Separation Agreement pursuant to which Mr. Ferry generally received those payments that would have been payable to Mr. Ferry had the Company terminated him without Cause.

Mr. Richard Christopher, our Executive Vice President, Chief Financial Officer

On November 4, 2016, we entered into a new employment agreement, effective December 5, 2016 with Mr. Christopher. Mr. Christopher’s employment agreement provides for his employment for an initial term ending December 31, 2019, subject to automatic one-year renewals after the expiration of the initial term under certain conditions, at an annual base salary of $285,000 with such increases as determined by the Board. On March 22, 2018 the Compensation Committee recommended and the board approved an annual base salary of $295,000. Mr. Christopher is also entitled to customary benefits, including participation in employee benefit plans as well as a monthly automobile allowance. Mr. Christopher’s employment agreement also provides for his eligibility to receive, during each year during the term of the agreement, a target annual incentive bonus of 40% of his base salary if we achieve goals and objectives determined by the Board. Mr. Christopher will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to him by the Board.

Mr. Christopher’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason,” then: (i) he will continue to receive an amount equal to his base salary for the period of 12 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; (iii) he will receive continued health benefits for 12 months; and (iv) all earned but unvested stock options and other equity awards granted by the Company shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

In the event that within six months of a “change in control”, either (i) Mr. Christopher is terminated by the Company without “cause” or (ii) he terminates his agreement for “good reason,” as all such terms are defined in his employment agreement, then: (i) he will continue to receive an amount equal to his base salary for the course of 18 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination, and (iii) all unvested stock options and other equity awards granted by the Company shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

On December 5, 2016, the Company’s Board, upon the recommendation and approval of the Compensation Committee granted Mr. Christopher 50,000 time-based restricted shares, and 50,000 PSUs subject to subsequent time-based vesting, if deemed earned. In accordance with the PSU based upon 2017 adjusted revenue growth, the Board deemed that 58,333 shares were earned, with one third vesting on March 30, 2018, and the remainder vesting on the first and second anniversary of the issuance date.

On March 22, 2018, the Company’s Board, upon the recommendation and approval of the Compensation Committee granted Mr. Christopher 25,000 time-based restricted shares, and 25,000 PSUs subject to subsequent time-based vesting, if deemed earned.

Ms. Stacey Stevens, our Executive Vice President, Chief Strategy and Commercial Officer

On June 25, 2008, we entered into a new employment agreement, with Ms. Stevens, which provides for her employment for an initial term thru December 31, 2011, with automatic one-year renewals after the expiration of the initial term under certain conditions. Ms. Stevens is also entitled to customary benefits, including participation in employee benefit plans as well as a monthly automobile allowance. Ms. Stevens’ employment agreement also provides for her eligibility to receive, during each year during the term of the agreement, a target annual incentive bonus of 40% of her base salary if we achieve goals and objectives determined by the Board. Ms. Stevens will also be eligible to receive such other cash bonuses and such other compensation as may from time to time be awarded to her by the Board.

Ms. Stevens’ employment agreement provides that if her employment is terminated without “cause” then: (i) she will continue to receive an amount equal to her base salary for the period of 12 months from the date of her termination; (ii) she will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of her termination; and (iii) she will receive continued health benefits for 12 months.

On December 22, 2016, we amended Ms. Stevens employment agreement to provide that in the event that within three months of a “change in control”, Ms. Stevens is terminated by the Company without “cause,” as defined in her employment agreement, then: (i) she will continue to receive an amount equal to her base salary for 18 months from the date of her termination; (ii) she will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of her termination; and (iii) all unvested stock options and other equity awards granted by the Company shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

On February 5, 2015, the Board, upon the recommendation and approval of the Compensation Committee, increased Ms. Stevens’ annual base salary to $283,000 effective March 1, 2015. On March 22, 2018 the Compensation Committee recommended and the board approved an annual base salary of $305,000.

On October 18, 2016, the Company’s Board, upon the recommendation and approval of the Compensation Committee granted Ms. Stevens 37,500 time-based restricted shares, and 37,500 PSUs subject to subsequent time-based vesting, if deemed earned. In accordance with the PSU based upon 2017 adjusted revenue growth, the Board deemed that 43,750 shares were earned, with one third vesting on March 30, 2018, and the remainder vesting on the first and second anniversary of the issuance date.

On March 22, 2018, the Company’s Board, upon the recommendation and approval of the Compensation Committee granted Ms. Stevens 27,500 time-based restricted shares, and 27,500 PSUs subject to subsequent time-based vesting, if deemed earned.

Summary Compensation Table

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us during the fiscal years noted below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Stock Awards (1) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation (3) $	All Other Compensation (4) $	Total $
Kenneth Ferry
Chief Executive Officer	2017	455,000	269,500	—	106,356	72,784	903,640
	2016	455,000	346,500	—	225,225	64,087	1,090,812
	2015	451,540	720,000	168,144	175,175	64,972	1,579,831
Richard Christopher
Chief Financial Officer	2017	285,000	179,666	—	48,250	31,977	544,893
	2016	16,442	175,000	—	7,892	1,246	200,580
Stacey Stevens
Executive Vice President of Strategy, Sales and Marketing	2017	283,000	134,750	—	48,110	32,400	498,260
	2016	283,000	173,250	—	101,800	29,030	587,080
	2015	280,750	225,000	105,090	79,240	26,412	716,492

(1)

The amounts included in the “Stock Awards” column represent the grant date fair value of the restricted stock awards granted to the named executive officers, computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

The amounts included in the “Option Awards” column represent the grant date fair value of the stock option awards granted to the named executive officers, computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)

For fiscal 2017, the 2017 performance target for was based on 50% of the Company’s achievement of the Revenue Goal of $30.3 million, and 50% of the Company’s achievement of the adjusted EBITDA loss goal of ($2.4) million, as established by the Compensation Committee and approved by the Board. The Company’s actual revenue was $28.1 million and adjusted EBITDA loss was $(4.2) million before bonus expense. As a result, the Compensation Committee approved a cash incentive bonus of 42.5% of the respective executive’s target which reflected 85% of the revenue goal and no achievement of the adjusted EBITDA goal. For a reconciliation of adjusted EBITDA, please see the Company’s earnings release for the year ended December 31, 2017 filed on Form 8-K on March 23, 2018.
(4)	The “All Other Compensation” column for the fiscal year ended December 31, 2016 includes the following compensation items:

(i) Mr. Ferry, an automobile allowance of $26,400, a housing allowance of $25,200, life insurance premiums of $10,384 paid by the Company, and employer contributions to the 401(k) Retirement Plan of $10,800.;

(ii) Mr. Christopher, an automobile allowance of $21,600 and employer contributions to the 401(k) Retirement Plan of $10,377.;

(iii) Ms. Stevens, an automobile allowance of $21,600 and employer contributions to the 401(k) Retirement Plan of $10,800.;

Grants of Plan-Based Awards in Fiscal Year Ended December 31, 2017

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2017.

				Estimated Possible Payouts
Name	Grant Date	Exercise Price	Threshold ($)	Under Non-Equity Incentive Plan Awards Target ($)(1)	Maximum ($)	All Other Stock Awards: Number of Shares (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (2)
Kenneth Ferry		—	—	106,356	—	87,500	—	$269,500
Richard Christopher		—	—	48,450	—	58,333	—	179,666
Stacey Stevens		—	—	48,110	—	43,750	—	134,750

(1)

For fiscal 2017, the 2017 performance target for was based on 50% of the Company’s achievement of the Revenue Goal of $30.3 million, and 50% of the Company’s achievement of the adjusted EBITDA loss goal of ($2.4) million, as established by the Compensation Committee and approved by the Board. The Company’s actual revenue was $28.1 million and adjusted EBITDA was $4.2 million before bonus expense. As a result, the Compensation Committee approved a cash incentive bonus of 42.5% of the respective executive’s target which reflected 85% of the revenue goal and no achievement of the adjusted EBITDA goal. For the year ended December 31, 2017, Messrs. Ferry and Christopher, and Ms. Stevens received cash incentive bonuses with a value of $106,356, $48,450, and $48,110, respectively, pursuant to their employment agreements, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”

(2)

Represents the grant date fair value computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant date fair value for the performance-based restricted stock awards was calculated based upon the aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at December 31, 2017

The following table sets forth information regarding unexercised options and unvested stock awards outstanding at December 31, 2017 for each of our named executive officers.

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Kenneth Ferry	60,000	—		5.75	3/29/2021	26,666	91,731
	60,000	—		5.10	7/8/2021	50,000	172,000
	40,000	—		2.90	2/7/2022	87,500	301,000
	200,000	—		2.27	9/25/2022
	60,000	—		6.68	6/19/2024
	26,667	13,333	(1)	9.00	2/5/2025
Stacey Stevens	10,000	—		5.10	7/8/2021	8,333	28,666
	6,667	—		2.90	2/7/2022	25,000	86,000
	40,000	—		2.27	9/25/2022	43,750	150,500
	20,000	—		6.68	6/19/2024
	16,667	8,333	(1)	9.00	2/5/2025
Richard Christopher						33,333	114,666
						58,333	200,666

(1)	This option vests in three equal annual installments with the first installment vesting on February 5, 2016.
(2)

Represents outstanding and unvested awards of time-vested restricted stock at December 31, 2017. All unvested restricted stock awards set forth in this column vest in three equal annual installments with the first installment vesting on the first anniversary of the date of grant.

(3)	Calculated by multiplying the closing price per share of the Company’s Common Stock on December 31, 2017, $3.44, by the number of shares subject to the award.

Option Exercises and Stock Vested in Fiscal Year Ended December 31, 2017

The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kenneth Ferry	—	$—	71,667	$295,885
Richard Christopher	—	—	16,667	58,668
Stacey Stevens	—	—	27,499	115,721

(1)	The value realized is calculated by determining the difference between the market price of the underlying Common Stock at exercise and the exercise price of the respective option awards.
(2)

The value realized on the vesting of stock awards is calculated by multiplying the number of shares of Common Stock vested by the market value of the Common Stock on the vesting date of the respective awards.

Potential Payments upon Termination or Change in Control

In the event a named executive officers’ employment is terminated within twelve months (for Mr. Ferry), six months (for Mr. Christopher) or three months (for Ms. Stevens) following a change in control by the Company without cause or by the executive for good reason (for Mr. Ferry or Mr. Christopher), then we will pay to the executive as severance pay an amount equal to (a) his or her base salary as then in effect for a period of two years (for Mr. Ferry), eighteen months (for Mr. Christopher and Ms. Stevens), as applicable from the date of termination, an amount equal to the incentive bonus which would otherwise been payable for the employment year in which the date of termination occurs.

If within twelve months (for Mr. Ferry), six months (for Mr. Christopher) or three months (for Ms. Stevens) after the occurrence of a change in control, we terminate the executive’s employment without cause or the executive terminates his employment for good reason (for Mr. Ferry and Mr. Christopher), then despite the vesting and exercisability schedule contained in any stock option agreement or other equity award agreement between us and the executive, all unvested stock options and other equity awards will immediately vest and become exercisable and will remain exercisable for not less than 180 days.

The receipt of the payments and benefits to the named executive officers under their employment agreements are generally conditioned upon their complying with customary non-solicitation, non-competition, confidentiality, non-interference and non-disparagement provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the covenants described in their employment will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

Additionally, Mr. Ferry and Ms. Stevens, entered into Change of Control Bonus Agreements in October 2015. The Agreements provided that upon a Change of Control of the Company, the executive will be entitled to a cash bonus. A change of control for this purpose means the sale of all or substantially all of the assets of the Company or the acquisition of more than 50% of the outstanding equity or ownership interests by any one person or group of persons. The amount of the bonus will be based upon the product of (i) the number of shares of the Company’s outstanding equity interest as of the closing of the transaction resulting in a change of control multiplied by (ii) the price of one such interest as of such closing as reported on the principal stock exchange on which such equity interests are traded. If such amount is greater than $100 million, but does not exceed $150 million, the Company will pay Mr. Ferry 1.25% of such amount and Ms. Stevens 0.50% of such amount. In the event such amount exceeds $150 million, the Company will pay Mr. Ferry 1.75% of such amount and Ms. Stevens 0.75% of such amount. Such agreements will terminate upon the earliest of (a) payment of bonuses due to a change of control; (b) the executive’s termination of employment prior to a change of control; or (c) by mutual agreement of the Company and the executive. No benefits will be paid for such bonus if the executive incurs a separation from service with the Company for any reason, not including military leave, sick leave, vacation or other bona fide leave of absence, at any time prior to a change of control. The agreements also amend the language of each executive’s employment agreements related to Section 280G of the Internal Revenue Code of 1986, referred to as the “Code”. The agreements provide that the Company shall pay the executive the greater of (i) all of the payments and benefits payable under the Change of Control Bonus Agreement and all other agreements between the Company and the executive as a result of a change in ownership or control or (ii) one dollar less than the amount of such payments and benefits that would subject the executive to the tax imposed by Section 4999 of the Code, whichever gives the executive the highest net after-tax amount. Mr. Ferry’s Change of Control Bonus Agreement terminated upon Mr. Ferry’s termination of his employment in November 2018.

The following table quantifies the estimated maximum amount of payments and benefits under our change in control agreements, employment agreements and agreements relating to awards granted under our equity incentive and stock option plans to which the named executive officers would be entitled upon termination of employment if we terminated their employment without cause within twelve months for Mr. Ferry, six months for Mr. Christopher, or three months for Ms. Stevens following a “change in control” of us that (by assumption) occurred on December 31, 2017:

Name	Present Value of Salary ($)		Value of Accelerated Vesting of Equity Awards (1) ($)		Total Termination Benefits (2) ($)
Kenneth Ferry	1,016,356	(3)	521,734	(4)	1,538,090
Richard Christopher	475,950	(5)	286,669	(6)	762,619
Stacey Stevens	472,610	(7)	243,669	(8)	716,279

(1)

This amount represents the value of the unvested portion of the respective named executive officer’s stock options, restricted stock and restricted stock units based upon a closing price of $3.44 of our common stock on December 31, 2017.

(2)

Assuming a change in control as of December 31, 2017, no amount would be payable to either Mr. Ferry or Ms. Stevens under their respective change in control agreements because the market value of the Company (based on the number of shares outstanding multiplied by the closing price of $3.44 of our common stock) as of such date was less than $100 million.

(3)	Amount is equal to twenty-four months of base salary, plus Mr. Ferry’s 2017 incentive bonus.
(4)

Represents the value of 76,666 shares of restricted stock and 75,000 performance share units. The value of the accelerated vesting of Mr. Ferry’s unvested stock options is not included in this amount because the exercise price of the stock options exceeds the value of our common stock as of December 31, 2017.

(5)	Amount is equal to eighteen months of base salary, plus Mr. Christopher’s 2017 incentive bonus.

(6)	Represents the value of 33,333 shares of restricted stock and 50,000 performance share units.
(7)	Amount is equal to eighteen months of base salary, plus Ms. Stevens’ 2017 incentive bonus.
(8)

Represents the value of 33,333 shares of restricted stock and 37,500 performance share units. The value of the accelerated vesting of Ms. Stevens’ unvested stock options is not included in this amount because the exercise price of the stock options exceeds the value of our common stock as of December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees; and (iv) all current executive officers and directors as a group. Unless otherwise indicated below, the address of each beneficial owner is c/o iCAD, Inc. 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062.

Title of Class	Name of Beneficial Owner	Beneficially Owned (1) (2)	Percentage of Class
Common	Michael Klein	—	*	(4)
Common	Dr. Rachel Brem	79,898	*	(4)
Common	Dr. Rakesh Patel	70,051	*	(4)
Common	Andrew Sassine	1,283,649	7.6	%(4)
Common	Dr. Susan Wood	—	*	(4)
Common	Richard Christopher	42,208	*	(4)
Common	Stacey Stevens	222,240	1.3	%(4)
Common	Dr. Lawrence Howard	648,371	3.8	%(3),(4),(5)
Common	Anthony Ecock	82,235	*	(4),(5)
Common	Kenneth Ferry	798,303	4.6	%(4),(5)
Common	Dr. Robert Goodman	59,476	*	(4),(5)
Common	Steven Rappaport	146,589	*	(4),(5)
Common	Somu Subramaniam	189,916	1.1	%(4),(5)
Common	Dr. Elliot Sussman	173,137	1.0	%(4),(5)
Common	Harbert Discovery Fund, L.P.	816,191	4.9	%(6)
Common	All current executive officers and directors as a group (10 persons)	1,698,045		(7)

*	Less than one percent

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date, upon (i) the exercise of options; (ii) vesting of restricted stock; (iii) warrants or rights; (iv) through the conversion of a security; (v) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (vi) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner’s percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from November 9, 2018, have been exercised.

(2)	Unless otherwise noted, we believe that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.
(3)	Includes 2,300 shares beneficially owned by Dr. Howard’s wife and (iii) 75,300 shares beneficially owned by Dr. Howard’s children.
(4)	Exercisable options and shares of common stock held by each of the beneficial owners are as follows:

Name of Beneficial Owner	Shares of Common Stock Owned	Exercisable Options
Michael Klein	—	—
Dr. Rachel Brem	25,581	54,317
Dr. Rakesh Patel	49,051	21,000
Andrew Sassine	1,265,555	18,094
Dr. Susan Wood	—	—
Richard Christopher	42,208	—
Stacey Stevens	120,573	101,667
Dr. Lawrence Howard	566,583	81,788
Anthony Ecock	21,358	60,877
Kenneth Ferry	338,303	460,000
Dr. Robert Goodman	10,000	49,476
Steven Rappaport	77,870	68,719
Somu Subramaniam	136,263	53,653
Dr. Elliot Sussman	96,808	76,329

(5)	Former director.
(6)

Based solely on a Schedule 13G/A filed on June 6, 2018 by Harbert Discovery Fund, LP. (“Fund”), Harbert Discovery Fund GP, LLC (the “FUND GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas, Raymond Harbert. These three parties share voting power and dispositive power over 816,191 shares of common stock. Jack Bryant and Kenan Lucas, are directors and co-portfolio managers of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The principal business of the Fund is purchasing, holding and selling securities for investment purposes. The address of the reporting persons is 2100 Third Avenue North, Suite 600, Birmingham, Alabama 35203.

(7)

Represents: (i) options to purchase 1,045,920 shares of common stock, which may be exercised within 60 days of the Record Date; (ii) 293,055 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404(a) of Regulation S-K. Our Audit Committee is responsible for reviewing and approving all related-persons transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. A related person is any executive officer, director, nominee for director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404(a) of Regulation S-K. The Chairperson of the Audit Committee can be reached by sending a letter to Chairperson of the Audit Committee, Confidential – Conduct of Business Affairs at: iCAD, Inc., 98 Spit Brook Road, Suite 100, Nashua, NH 03062.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s evaluations of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with BDO USA, LLP (i) the matters specified in Auditing Standard No. 1301, “Communications with Audit Committees,” and (ii) the independence of BDO USA, LLP from the Company and management. BDO USA, LLP has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 30, 2018.

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

2017 Audit Committee: Steven Rappaport (Chairperson), Anthony Ecock, Dr. Elliot Sussman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for the Company by BDO, its independent registered public accounting firm, as of or for the fiscal years ended December 31, 2017 and 2016 were:

	Fiscal Year Ended
Services Rendered (1)	December 31, 2017	December 31, 2016
Audit Fees	$343,269	$347,288
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$343,269	$347,288

1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 31, 2017 and 2016 were for professional services rendered for the audits of our financial statements, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit-Related Fees. There were no amounts paid to BDO for audit related fees for the fiscal years ended December 31, 2017 and 2016 because no audit related services were provided by BDO.

Tax and all Other Fees. No tax fees or other fees were paid to BDO for the fiscal years ended December 31, 2017 and 2016 because no tax related or other services were provided by BDO, except for the audit services described above.

The Audit Committee has considered and determined that the services provided by BDO are compatible with BDO maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by our independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approves proposed services and fee estimates for these services. The Audit Committee chairperson or his or her designee has been designated by the Audit Committee to pre-approve any services arising during the year that were not pre-approved by the Audit Committee. Services pre-approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee pre-approved all of the audit services provided by BDO to us during the fiscal years ended December 31, 2017 and 2016.

PROPOSAL II

TO APPROVE AN AMENDMENT TO

THE COMPANY’S 2016 STOCK INCENTIVE PLAN

The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by aligning the interest of the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business with the interests of the Company and its stockholders. Our Board anticipates that providing these people with awards under the 2016 Plan has and will continue to assure a closer identification of the interests of these individuals with those of the Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company. Subject to stockholder approval at the Annual Meeting, the Board has approved an amendment to the iCAD, Inc. 2016 Stock Incentive Plan (the “Stock Incentive Plan” or “2016 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2016 Plan from 1,700,000 shares to 2,600,000 shares of Common Stock and to increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares. The Company has increased annual director equity awards to options to purchase 20,000 shares of Common Stock. In light of this increase and the fact that the Company currently provides directors an option to be paid the cash portion of their retainer in equity, the Company believes that it is appropriate to raise the calendar limits on grants under non-employee director awards from 50,000 shares to 120,000 shares.

The reason for seeking stockholder approval of Proposal II is to satisfy certain requirements of (i) the Code, related to Incentive Stock Options, as defined below and (ii) applicable NASDAQ Marketplace Rules. Additionally, the Board believes that to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock-based awards, the opportunity to participate in the value and/or appreciation in value of the Company’s Common Stock. The Board has found that the grant of options and stock awards under its existing stock option and stock incentive plans, including the 2016 Plan, has proven to be a valuable tool in attracting, retaining and motivating key employees and consultants. Accordingly, the Board believes that its ability to continue to grant awards under the 2016 Plan (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, and (c) consequently, will prove beneficial to the Company’s ability to be competitive. The Company believes that there is not a sufficient amount of Common Stock available for future grants of options or stock-based awards under the 2016 Plan and the Company’s other existing stock option and stock incentive plans. As of the Record Date 16,771,698 shares of Common Stock were available for issuance under all of the Company’s stock option and incentive plans, including under the 2016 Plan. The last sale price of the Common Stock on November 16, 2018 was $2.89. On November 16, 2018 the Company granted to Michael Klein options to purchase 559,809 shares of common stock, as well as options to purchase 40,000 shares of Common Stock to each of Drs. Wood and Patel as initial grants for service on the Board. After giving effect to these grants, 78,953 shares are available for issuance under the Plan. Our Board of Directors believes that the increase in the number of common shares available for issuance under the 2016 Plan is necessary in order to continue to offer stock-based compensation programs that will allow the Company to carry out the purposes of the 2016 Plan.

If the amendment to the 2016 Plan is approved by the stockholders, additional options or other stock-based awards may be granted under the 2016 Plan. If the amendment is approved, the additional shares of Common Stock may be used in connection with grants to executive officers and employees, the annual grants to those persons who are Non-Employee Directors, initial grants to any new director, and any grants that may be issued to a Non-Employee Director who elects to receive a grant in lieu of cash Board Meeting or Board Committee fees, all as provided for under the Non-Employee Director Compensation Program adopted by the Board for 2014. The Administrator of the 2016 Plan has not made any other determinations with respect to the grant of any options, restricted stock awards or other stock-based awards covering the additional shares of Common Stock authorized by the amendment to any director, executive officer or other employee of the Company or any other eligible person, although it may do so in the future. Because grants of awards under the Plan may be made to executive officers, employees, Non-Employee Directors, independent agents, consultants and others as determined by the Administrator of the 2016 Plan, there is no way to predict how many participants will ultimately receive awards in the future under the 2016 Plan. As of the Record Date there were 99 employees of the Company.

The following is a summary of the 2016 Plan, contemplating the amendment to increase the number of shares available under the 2016 Plan to 2,600,000 shares and increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares. This summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2016 Plan, as proposed to be amended at the 2018 Annual Meeting, and attached as Anex A to this Proxy Statement. Capitalized terms used in the summary but not defined in it will have the meanings assigned to them in the 2016 Plan.

Performance-Based Compensation

The 2016 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total stockholder return; (2) earnings before interest, taxes, depreciation and amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) adjusted earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense (adjusted EBITDA); (5) changes in the market price of the common stock; (6) economic value-added; (7) funds from operations or similar measure; (8) sales or revenue; (9) acquisitions or strategic transactions; (10) operating income (loss); (11) cash flow (including, but not limited to, operating cash flow and free cash flow); (12) return on capital, assets, equity, or investment; (13) return on sales; (14) gross or net profit levels; (15) productivity; (16) expense; (17) margins; (18) operating efficiency; (19) customer satisfaction; (20) working capital; (21) earnings (loss) per share of common stock; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the Company as a whole or to a unit, division, group or subsidiary.

Summary of the 2016 Plan

The following description of certain features of the 2016 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2016 Plan, which is attached hereto as Annex A.

Plan Administration. The 2016 Plan is administered by the Compensation Committee. The Compensation Committee has the full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2016 Plan. The Compensation Committee may delegate to our Chief Executive Officer, or a committee comprised of the Chief Executive Officer and another officer or officers of iCAD, the authority to grant equity awards to employees who are not “executive officers” (as defined in the Exchange Act) and who are not “officers” (as defined in Rule 16a-1 under the Exchange Act), subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2016 Plan are those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. As of November 9, 2018, approximately 106 individuals are currently eligible to participate in the 2016 Plan, which includes three executive officers, 99 employees who are not executive officers, and four non-employee directors.

Plan Limits. Stock options or stock appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual during any one calendar year period and no more than 50,000 shares may be issued pursuant to awards to a non-employee director in any calendar year period. No more than 1,000,000 shares of common stock may be issued in the form of incentive stock options. If the amendment is approved by stockholders, the available shares under the Plan will be increased from 1,700,000 shares to 2,600,000 shares and the calendar year limit of grants to a director pursuant to non-employee director awards will be increased from 50,000 shares to 120,000 shares.

Effect of Awards. For purposes of determining the number of shares of common stock available for issuance under the 2016 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share is counted as one share for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right is counted for this purpose as one share for each share of common stock actually subject to the award.

Stock Options. The 2016 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code; and (ii) options that do not so qualify. Options granted under the 2016 Plan are non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the NASDAQ Capital Market on the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee under certain circumstances.

Upon exercise of options, the option exercise price must be paid in full by one of the following methods except to the extent provided in the option award certificate: (i) in cash or by certified or bank check or other instrument acceptable to the Compensation Committee; (ii) by delivery (or attestation to the ownership) of shares of common stock that are not then subject to restrictions under any Company plan; (iii) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check; or (iv) with respect to non-qualified options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 1,000,000 shares may be issued in the form of incentive stock options under the 2016 Plan.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the base amount. The base amount may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award shares of common stock and restricted stock units to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. Restricted stock units are ultimately payable in the form of shares of common stock. During the vesting period, restricted stock awards and restricted stock units may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards and restricted stock units with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2016 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant. No more than five percent (5%) of the shares reserved may be granted under the 2016 Plan pursuant to unrestricted stock awards;

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. These awards will have a vesting period of at least one year.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2016 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The 2016 Plan provides that, upon the effectiveness of a “sale event,” as defined in the 2016 Plan, the parties to the sale event may cause the assumption or continuation of awards, or the substitution of such awards with new awards of the successor entity or parent thereof. To the extent that the parties to the sale event do not provide for the assumption, continuation or substitution of awards, all awards under the 2016 Plan shall terminate upon the effective time of the sale event. In the event of such termination, (i) the Company may make or provide for a per share cash payment to participants holding awards equal to the difference between the per share cash consideration in the sale event and the exercise price of such awards, if any, or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock options and stock appreciation rights (to the extent then exercisable) held by such participant, but, in such case, the Board shall first accelerate the exercisability of such stock options and stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2016 Plan permits the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2016 Plan, to certain limits in the 2016 Plan, and to any outstanding awards to reflect stock dividends, stock splits, recapitalizations and similar events.

Tax Withholding. Participants in the 2016 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may permit the minimum tax withholding obligations to be satisfied by allowing a participant to authorize us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Compensation Committee may also require that awards be subject to mandatory share withholding up to the required withholding amount.

No Repricing. Except in connection with a material change in our capital stock or a sale event, the 2016 Plan prohibits the repricing of stock options or stock appreciation rights through the reduction of the exercise price, or through cancellation and regrant, or through cancellation in exchange for cash, without stockholder approval.

Amendments and Termination. The Board may at any time amend or discontinue the 2016 Plan. However, no such action may materially adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under NASDAQ rules, any amendments that materially change the terms of the 2016 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined to be required by the Code to preserve the qualified status of incentive options.

Effective Date of the 2016 Plan. The 2016 Plan became effective on May 4, 2016. If approved at the Annual Meeting, the amendments will become effective on December 19, 2018. Awards of incentive options and other awards may be granted under the 2016 Plan until May 4, 2026, ten years from the date of stockholder approval.

Plan Benefits

Because the grant of awards under the 2016 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2016 Plan.

Tax Aspects under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2016 Plan. It does not describe all federal tax consequences under the 2016 Plan, nor does it describe foreign, state or local tax consequences.

Section 162(m) of the Code. Generally, Section 162(m) of the Code and the Internal Revenue Service, referred to as the “IRS,” regulations adopted under that section, which are referred to collectively as “Section 162(m),” deny a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the three other highest paid executive officers whose compensation must be reported to shareholders in the proxy statement. However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualify as “performance-based compensation.” With respect to stock awards made before the 2017 tax reform legislation, the Compensation Committee generally endeavored to structure the executive compensation program so that each executive’s compensation generally would be fully deductible.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017 generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then, (i) upon the sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, which is referred to as a “disqualifying disposition,” generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount for federal income tax purposes. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee may also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We will generally be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Equity Compensation Plans

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	1,425,348	$5.05	1,482,496
Equity compensation plans not approved by security holders (1):	0	$0.00	-0-

Total	1,425,348	$5.05	1,482,496

(1)

Represents the aggregate number of shares of common stock issuable upon exercise of individual arrangements with non-plan option holders. See Note 6 of Notes to the consolidated financial statements on Form 10-K filed on March 30, 2018 for a description of our Stock Option and Stock Incentive Plans and certain information regarding the terms of the non-plan options.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock entitled to be voted at the Annual Meeting, present in person or by proxy are required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2016 STOCK INCENTIVE PLAN.

PROPOSAL III

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In keeping with the preference expressed by our stockholders at our 2013 annual meeting, our Board has adopted a policy of holding say-on-pay votes every year.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is asking its stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following advisory resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of iCAD, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.

Although the “say-on-pay” vote is non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock entitled to be voted at the Annual Meeting, present in person or by proxy are required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL IV

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE NON-

BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING FUTURE NAMED

EXECUTIVE OFFICER COMPENSATION

In Proposal III above, the Company is asking its stockholders to vote on a non-binding advisory resolution on named executive officer compensation and the Company will provide this type of advisory vote at least once every three years. Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, in this Proposal IV the Company is asking its stockholders to vote on the frequency of future non-binding advisory votes on named executive officer compensation.

The Board of Directors believes that an annual advisory vote on executive compensation is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future non-binding advisory votes on named executive officer compensation to occur every year. While our named executive officer compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that named executive officer compensation disclosures are made annually and holding an annual non-binding advisory vote on named executive officer compensation will provide us with more direct and immediate feedback on our compensation disclosures.

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board of Director’s recommendation. The vote is non-binding on the Board of Directors. Nevertheless, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock entitled to be voted at the Annual Meeting, present in person or by proxy are required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “1

YEAR” AS THE PREFERRED FREQUENCY FOR THE APPROVAL OF THE NON-

BINDING ADVISORY RESOLUTION ON THE COMPANY’S NAMED EXECUTIVE

OFFICER COMPENSATION.

PROPOSAL V

TO RATIFY THE

APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

BDO has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2017. The Audit Committee of the Board has re-appointed BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice.

The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO as its independent registered public accounting firm, at any time during the 2018 fiscal year, if it deems such change to be in the best interests of the Company and our stockholders. If the stockholders do not ratify the selection of BDO, the Audit Committee will review the Company’s relationship with BDO and take such action as it deems appropriate, which may include continuing to retain BDO as the Company’s independent registered public accounting firm.

A representative of BDO is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2018.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2019 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Corporate Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, received by us no later than July 24, 2019 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. If a stockholder submits a proposal after the deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) to be held in 2019, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Corporate Secretary in proper form at the address set forth above so that it is received by our Corporate Secretary not less than 50 nor more than 75 days prior to the meeting unless less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case, no less than the close of business on the tenth day following the earlier of the date on which the notice of the date of the meeting was mailed or other public disclosure of the date of the meeting was made. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of our stock which are held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

We did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON NOVEMBER 9, 2018. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10-K SHOULD BE MADE TO:

ICAD, INC.

98 SPIT BROOK ROAD, SUITE 100

NASHUA, NEW HAMPSHIRE 03062

ATTENTION: COMPANY SECRETARY

By order of the Board of Directors,

/s/ Michael Klein
Michael Klein,
Executive Chairman and Interim Chief Executive Officer

November 20, 2018

ANNEX A

iCAD, INC.

2016 STOCK INCENTIVE PLAN AS AMENDED DECEMBER 2018

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the iCad, Inc. 2016 Stock Incentive Plan as amended December 2018 (the “Plan”). The purpose of the Plan is to align the interests of the officers, employees, Non-Employee Directors and Consultants of iCad, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses, with those of the Company. It is anticipated that providing such persons with awards under the Plan will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means, with respect to an Award, the date when the Company or the Administrator completes the action necessary to create the legally binding right that is the subject of the Award.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award that vests based on the Performance Criteria.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); adjusted earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense (Adjusted EBITDA); changes in the market price of the Stock; economic value-added; funds from operations or similar measure; sales or revenue; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of Stock; sales or market shares; and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Unless otherwise specified in an Award Certificate, the Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results; (iv) accruals for reorganizations and restructuring programs; (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year; (vi) acquisitions and/or divestures; and (vii) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than one year.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine as of the Date of Grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine as of the Date of Grant.

“Sale Event” shall mean the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent ownership interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the Date of Grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer or another executive officer of the Company or a committee comprised of the Chief Executive Officer and another officer or officers of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish sub plans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such sub plans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such sub plans and/or modifications shall increase the share limitations contained in

Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,600,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise or withheld to cover the exercise price or tax withholdings, as described below) under the Plan shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, no more than 1,000,000 shares of the Stock may be issued in the form of Incentive Stock Options, and no more than 120,000 shares of Stock may be issued to any one director pursuant to Awards to Non-Employee Directors in any calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan on a one for one basis.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award and the maximum number of shares subject to Awards that may be granted to Non-Employee Directors in a calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Awards, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to such outstanding Awards (to the extent then vested or, in the case of Options and Stock Appreciation Rights, exercisable at prices not in excess of the Sale Price) and (B) if applicable, the aggregate exercise price (if any) of such outstanding Awards; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee, but in such case the Board shall first accelerate the exercisability of such Options and Stock Appreciation Rights prior to termination. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option, Stock Appreciation Right or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed, amended or paid for a Stock Option, Stock Appreciation Right or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator as of the Date of Grant but shall not be less than 100 percent of the Fair Market Value on the Date of Grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Date of Grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the Date of Grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Date of Grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Date of Grant. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock or cash having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the base amount multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Base Amount of Stock Appreciation Rights. The base amount per Share of Stock underlying a Stock Appreciation Right shall be determined by the Administrator as of the Date of Grant but not be less than 100 percent of the Fair Market Value of the Stock on the Date of Grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine as of the Date of Grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions as of the Date of Grant.

Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock.

Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee. No more than five percent (5%) of the shares reserved may be granted under the Plan pursuant to Unrestricted Stock Awards.

SECTION 10. CASH-BASED AWARDS

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award the Administrator shall select the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different recipients.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Performance-Based Award. Notwithstanding the foregoing, the Administrator shall have the discretionary authority to reduce (but not increase) the amount payable under a Performance-Based Award.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Person under the Plan for a calendar year is 1,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the rights to deduct any such taxes from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Stock on behalf of a grantee be paid over to the Company to satisfy any such tax withholding obligations. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. In the Administrator’s discretion, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator (a) exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights; (b) effect repricing of Stock Options or Stock Appreciation Rights through cancellation and re-grants of Stock Options, Stock Appreciation Rights or other Awards; or (c) effect repricing through cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that such issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

(g) Awards Granted Under Prior Plans. Notwithstanding anything herein to the contrary, equity awards granted under the Company’s prior equity incentive plans, including, without limitation, 2002 Stock Option Plan, 2004 Stock Incentive Plan, 2005 Stock Incentive Plan, 2007 Stock Incentive Plan, as amended, and 2012 Stock Incentive Plan, as amended (collectively, the “Prior Plans”), shall continue to be governed by the terms and conditions of the Prior Plan under which such awards were granted.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE AMENDMENT APPROVED BY BOARD OF DIRECTORS: as of November 19, 2018

DATE AMENDMENT APPROVED BY STOCKHOLDERS: December 19, 2018

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Please mark your votes like this

1. Election of Directors:
☐ FOR all nominees listed below (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:

01 Dr. Rachel Brem, 02 Michael Klein, 03Andy Sassine, 04 Dr. Susan Wood and 05 Dr. Rakesh Patel

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below)

2.

To approve an amendment to the Company’s 2016 Stock Incentive Plan to increase the available shares under the Plan from 1,700,000 shares to 2,600,000 shares and to increase the calendar year limit of grants to a director pursuant to non-employee director awards from 50,000 shares to 120,000 shares

☐     FOR     ☐     AGAINST     ☐     ABSTAIN

3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Vote”).

☐     FOR     ☐     AGAINST     ☐     ABSTAIN

4.	To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”).

☐ 1  YEAR    ☐ 2 YEARS    ☐ 3 YEARS     ☐ ABSTAIN

5.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

☐     FOR     ☐     AGAINST     ☐     ABSTAIN

In their direction, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________Signature if held jointly____________________Date_____, 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(b) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 19, 2018

The Proxy Statement and Annual Report to Stockholders are available at http://www.cstproxy.com/icadmed/2018

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

iCAD, Inc.

98 Spit Brook, Suite 100

Nashua, New Hampshire 03062

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 19, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL KLEIN and RICHARD CHRISTOPHER, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of iCAD, Inc. (the “Company”) on Wednesday, December 19, 2018, at 10:00 AM or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)